Rule 10f-3 Transactions*
November 1, 2013 through October 31, 2014
Reported Transactions

1.  The following 10f-3 transaction was effected for the
HSBC Emerging Markets Debt Fund,
Issuer/Security: Republic of Phillippines 4.2% due 01/21/2024 Date of Purchase: 1/09/2014
Date Offering Commenced:  01/09/2014
Name of Broker/Dealer from Whom Purchased:  Deutsche Bank
Name of Affiliated Dealer in Syndicate:  HSBC
Members of the Syndicate: ANZ Secs,Citibank,Deutsche Bk, GS,HSBC,JP Morgan,Morgan Stanley,Standard Chartered
Aggregate Principal Amount of Purchase:  $12,941,000
Aggregate Principal Amount of Offering:  $1,500,000,000
Purchase Price:  $100
Commission/ Spread/ Profit:  0.05%

2. The following 10f-3 transaction was effected for the HSBC Emerging Markets Debt Fund
Issuer/Security: United Mexican States 5.55% due 01/21/2045 Date of Purchase: 01/09/2014
Date Offering Commenced:  01/09/2014
Name of Broker/Dealer from Whom Purchased: CS First Boston Name of Affiliated Dealer in Syndicate: HSBC
Members of the Syndicate:  CS First Boston,HSBC
Aggregate Principal Amount of Purchase: $115,859,000 Aggregate Principal Amount of Offering: $3,000,000,000 Purchase Price: $99.472
Commission/ Spread/ Profit:  N/A

3.  The following 10f-3 transaction was effected for
HSBC Total Return Fund
Issuer/Security:  United Mexican States 5.55% due 01/21/2045
Date of Purchase:  01/09/2014
Date Offering Commenced:  01/09/2014
Name of Broker/Dealer from Whom Purchased:  CS First Boston
Name of Affiliated Dealer in Syndicate:  HSBC
Members of the Syndicate:  CS First Boston,HSBC
Aggregate Principal Amount of Purchase:  $115,859,000
Aggregate Principal Amount of Offering:  $3,000,000,000
Purchase Price:  $99.472
Commission/ Spread/ Profit:  N/A

4.  The following 10f-3 transaction was effected for the
HSBC Emerging Markets Debt Fund
Issuer/Security:  State Grid Overseas Inv.4.125% due 05/07/2024
Date of Purchase:  4/28/2014
Date Offering Commenced:  4/28/2014
Name of Broker/Dealer from Whom Purchased:  Morgan Stanley
Name of Affiliated Dealer in Syndicate:  HSBC
Members of the Syndicate:ANZ Secs,BOC Intl Holdings,
CitiBank,Deutsche Bk,GS,HSBC,
ICBC,JP Morgan,Morgan Stanley,Royal Bk Scotland,UBS
Aggregate Principal Amount of Purchase:  $15,000,000
Aggregate Principal Amount of Offering:  $1,600,000,000
Purchase Price:  $98.91
Commission/ Spread/ Profit:N/A


Rule 10f-3 Transactions*
November 1, 2013 through October 31, 2014 Reported
Transactions.